Exhibit 99.1

FOR IMMEDIATE RELEASE:

CONTACT:
Harlee Olafson
West Bank
(515) 222.2332

West Bank Opens Loan Production Office in Minnesota

West Des Moines, Iowa - February 28, 2013 - Chairman and CEO, Dave Nelson, announced that West Bank, a $1.4 billion community bank, will open a loan production office (“LPO”) on March 18th in Rochester, Minnesota, and will explore adding additional services in the future.

West Bank will initially offer loans to business clients from its new office in northwest Rochester. As its presence grows, it is anticipated that the LPO will expand to provide residential mortgage services to area homeowners.

"The loan production office is a great addition to Rochester," said Nelson. "It's a great win/win for all of us. Rochester deserves access to the resources of another strong community bank, and we are committed to pursuing growth opportunities where we can find the talent and strategic fit. In this case, we've been able to recruit long time Rochester banker Mike Zinser as our new Market President.”

Nelson commented further, "Our experience in providing creative loan packages and financing structures for our customers is driving West Bank to expand outside of our existing markets with this new office. We are fortunate to have attracted someone of Mike's caliber to head up this new venture, and we look forward to his unique talents as we serve Rochester's business community.”

Zinser, a Rochester native, has more than 20 years of financial services experience and most recently was a Regional Business Banking Manager for Wells Fargo's Business Banking division, based in Rochester. His extensive community banking career includes experience as a Vice President/Principal Business Banker, working with larger, middle market businesses. Since 2010, he has served in a senior leadership role for Wells Fargo and also has led business banking teams throughout Southeast Minnesota, including Rochester, Winona, Dodge Center and Austin.

Nelson was also able to recruit Mike Schletty and Michele Sursely. Shletty will join the West Bank LPO team as Vice President. His career spans over ten years, most recently as a senior business banker for Wells Fargo in the Rochester and Austin markets. Rounding out the initial team is Second Vice President and Commercial Banking Assistant Michele Sursely, a 32-year Wells Fargo veteran.

“You can't launch a new initiative like this without a hometown team. Mike, Mike and Michele have made Rochester their home for years, and they know the community's needs,” Nelson added. “They will bring both their business acumen and their commitment to Rochester to every customer interaction, and we know that's going to serve our new customers well.”

Nelson is no stranger to Rochester. Before accepting the role of Chairman and CEO at West Bank during 2010, he previously served as President of Wells Fargo Rochester and worked in Rochester for 15 years.

“Our team is fortunate for the opportunity to work with Dave again and to be a part of a great organization like West Bank,” said Zinser. “We'll be large enough to provide financing tools through West Bank to any business; we'll have seasoned bankers who can offer solid business advice; and, with a close connection to our CEO, we'll be streamlined so quick, flexible decisions can be made.”

Nelson will be appointing a West Bank Rochester LPO Community Board of Directors in March, which will consist of high profile business leaders who will be asked to provide valuable input and advice as West Bank charts its course for the future.

The LPO is located at 3147 Superior Drive NW, Suite 100, Rochester, MN, 55901.

About West Bancorporation, Inc. (NASDAQ: WTBA)
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has eight full-service offices in the Des Moines metropolitan area, two full-service offices in Iowa City, one full-service office in Coralville, and has a loan production office in Rochester, MN.  For more information about West Bank, visit www.westbankstrong.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based are "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this press release. These forward-looking statements are generally identified by the words "believes," "expects," "intends," "should," "anticipates," "projects," "future," "may," "should," "will," "strategy," "plan," "opportunity," "will be," "will likely result," "will continue," or similar references, or references to estimates, predictions, or future events. Such forward-looking statements are based upon certain underlying assumptions, risks, and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company's loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, limitations, and costs; changes in customers' acceptance of the Company's products and services; and any other risks described in the "Risk Factors" sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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